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                                                                   EXHIBIT 10.11

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                         ALTERRA HEALTHCARE CORPORATION
                                  AS GUARANTOR



                                      WITH



                          (KEY CORPORATE CAPTIAL LOGO)



                           KEY CORPORATE CAPITAL INC.,
                             AS ADMINISTRATIVE AGENT



                          -----------------------------

                                    GUARANTY

                                   DATED AS OF
                                 AUGUST 31, 1999

                          -----------------------------





        RELATING TO UP TO $75,000,000 AGGREGATE PRINCIPAL AMOUNT OF LOANS
          AND CERTAIN OTHER OBLIGATIONS OF THIRD PARTY INVESTORS I, LLC



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                                    GUARANTY

         THIS GUARANTY, dated as of August 31, 1999 (as amended, modified or supplemented from time to time, "THIS GUARANTY"), made by (i) ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (herein, together with its successors and assigns, the "GUARANTOR"), which was formerly known as Alternative Living Services, Inc., with (ii) KEY CORPORATE CAPITAL INC., a Michigan corporation, as Administrative Agent (herein, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT"), for the benefit of the Creditors (as defined below):

         PRELIMINARY STATEMENTS:

         (1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in section 1 hereof.

         (2) This Guaranty is made pursuant to the Master Construction Line of Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "CREDIT AGREEMENT"), among Third Party Investors I, LLC, a Delaware limited liability company (herein, together with its successors and assigns, the "BORROWER"), the financial institutions named as lenders therein (herein, together with their successors and assigns, the "LENDERS"), and the Administrative Agent, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $75,000,000, with such loans or advances being evidenced by promissory notes (the "NOTES", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

         (3) The Borrower may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement) and other Designated Hedge Documents (as defined herein). Any institution or other person that participates, and in each case their successors and assigns, as a counterparty to the Borrower pursuant to any Designated Hedge Document is referred to herein individually as a "DESIGNATED HEDGE CREDITOR" and collectively as the "DESIGNATED HEDGE CREDITORS".

         (4) This Guaranty is made for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Designated Hedge Creditors (any or all of the foregoing, together with their respective successors and assigns, individually a "CREDITOR" and collectively, the "CREDITORS").

         (5) This Guaranty is made to guarantee the payment of the principal of and interest on the Notes and the payment and performance by the Borrower of its obligations under the Credit Agreement and the other Credit Documents to which the Borrower is a party, and the payment and performance by the Borrower of its obligations under Designated Hedge Documents. This Guaranty is one of the Credit Documents referred to in the Credit Agreement.

         (6) The Guarantor is financially interested in the Borrower as a result of various direct or indirect management, leasing and other arrangements with the Borrower relating to the Projects to be financed under the Credit Agreement.

         (7) It is a condition to the making of Loans under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

         (8) The Guarantor will obtain benefits from the incurrence of the Credit Document Obligations and the Designated Hedge Document Obligations (as such terms are hereafter defined) and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Creditors to extend the Credit Document Obligations and the Designated Hedge Document Obligations.

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Administrative Agent and the other Creditors and hereby covenants and agrees with the Administrative
Agent and each other Creditor as follows:



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         1     CERTAIN DEFINITIONS. As noted above, except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined. As used in this Guaranty, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Guarantor, and
(ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Guarantor or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Guarantor and its Subsidiaries prepared in accordance with GAAP.

         "CONSOLIDATED ADJUSTED NET WORTH" shall mean at any time for the determination thereof the sum of

               (i) all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Guarantor as at such date,

               (ii) to the extent the Guarantor has guaranteed outstanding Indebtedness of the Borrower, all amounts which, in conformity with GAAP, would be included under the caption "total members' equity" (or any like caption) on a balance sheet of the Borrower as at such date, to the extent attributable to investments in the Borrower by persons who are not Affiliates of the Guarantor,

               (iii) if and to the extent that the Guarantor has guaranteed outstanding Indebtedness of Devco or of any limited liability company, partnership or other joint venture in which Devco participates as an equity owner, all amounts which, in conformity with GAAP, would be included under the caption "total members' equity" or "total partners' equity" (or any like caption) on a balance sheet of Devco or such joint venture as of such date, to the extent attributable to investments in or capital contributions to Devco or such joint venture by persons who are not Affiliates of the Guarantor, and

               (iv) if and to the extent that (x) all of the Lenders have approved in writing the inclusion thereof for purposes of this definition, and (y) the Guarantor has guaranteed outstanding Indebtedness of any other person which is not a Subsidiary of the Guarantor, all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of such person as at such date, to the extent attributable to investments in such person by persons who are not Affiliates of the Guarantor,

PROVIDED that in no event shall Consolidated Adjusted Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Guarantor and its Subsidiaries, all as determined for the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by the Guarantor and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Guarantor and its Subsidiaries.

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         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Guarantor and its Subsidiaries, all as determined for the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.

        "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period, PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense,
(ii) Consolidated Income Tax Expense, and (iii) extraordinary and other non-recurring non-cash losses and charges, LESS (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains, all as determined for the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDAR" shall mean, for any period, Consolidated EBIT for such period, PLUS the sum for such period of (i) Consolidated Depreciation Expense, (ii) Consolidated Amortization Expense, and (iii) Consolidated Rental Expense, all as determined for the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Guarantor or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is attributable to Capital Leases and Synthetic Leases) of the Guarantor and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Guarantor and its Subsidiaries, all as determined in accordance with GAAP, but (i) including in any event net costs under Hedge Agreements, and (ii) excluding in any event (x) any amortization or write-off of deferred financing costs, and (y) any interest during construction which is capitalized in accordance with GAAP. If the Guarantor uses the net interest method of accounting, in which interest expense is determined net of interest income, in accordance with GAAP, then Consolidated Interest Expense may be determined on such basis.

         "CONSOLIDATED LEASE AND DEBT SERVICE CHARGES" shall mean, for any period, the sum for such period of (1) Consolidated Interest Expense, (2) Consolidated Rental Expense, (3) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness and the stated or liquidation value of Redeemable Stock (including required reductions in committed credit facilities), and (4) without duplication of any amount included under the preceding clause (3), scheduled payments representing the principal portion of Capitalized Leases and Synthetic Leases, all as determined for the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Guarantor and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED NET WORTH" shall mean, at any time for the determination thereof, all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Guarantor as at such date, PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED RENTAL EXPENSE" shall mean, for any period, all basic rental expenses of the Guarantor and its Subsidiaries (exclusive of any thereof specifically intended to cover taxes, maintenance, insurance or similar charges), all as determined for the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP, PROVIDED that Consolidated Rental Expense shall be computed without duplication of any amounts in respect of any Capital Lease or Synthetic Lease which is included in Consolidated Interest Expense.

         "CONSOLIDATED SENIOR INDEBTEDNESS" shall mean Consolidated Total Indebtedness, exclusive of the portion thereof, if any, which constitutes the outstanding principal amount of Subordinated Indebtedness of the Guarantor.

         "CONSOLIDATED TOTAL CAPITALIZATION" shall mean at any date the sum of
(i) the Consolidated Adjusted Net Worth at such date (or if such date is not the end of a fiscal quarter, as of the end of the then most recently completed fiscal quarter), PLUS (ii) the Consolidated Total Indebtedness at such date.

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         "CONSOLIDATED TOTAL INDEBTEDNESS" shall mean the sum (without duplication) of the following:

               (i) the principal amount of all Indebtedness which has a principal amount,

               (ii)   the amount of all Capitalized Lease Obligations,

               (iii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases,

               (iv) the amount which represents 8 times the annual Consolidated Rental Expense of all Operating Leases of real property and/or improvements which have a remaining fixed term of at least one year (other than any such lease which is a Synthetic Lease),

               (v) the stated value, or liquidation value if higher, of all Redeemable Stock, and

               (vi) the amount reasonably determined for any other Indebtedness, including Contingent Obligations,

all as determined on a consolidated basis for the Guarantor and its Subsidiaries.

         "CONTINGENT OBLIGATIONS" shall mean as to any person (without duplication) any and all existing obligation of such person:

               (i) to purchase any property pursuant to a "put" or similar option, if such option has been exercised;

               (ii) to make any investment in or loan or advance to any other person, which obligation has been "called" or is otherwise required to be made at a fixed time or within a determinable period; and/or

               (iii) guaranteeing any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof;

PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "CREDIT DOCUMENT OBLIGATIONS" shall mean and include:

               (i) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and

               (ii) all other obligations and liabilities owing by the Borrower to the Administrative Agent, the Collateral Agent or any of the Lenders under the Credit Agreement and the other Credit Documents (other than any Designated Hedge Agreement) to which the Borrower is now or may hereafter become a party (including, without limitation, indemnities, Fees and other amounts payable thereunder),



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in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, the Credit Agreement or any of such other Credit Documents, including any such interest or other amounts which, but for any automatic stay under section 362(a) of the Bankruptcy Code, would become due.

         "DESIGNATED HEDGE AGREEMENT" shall have the meaning provided in the Credit Agreement.

         "DESIGNATED HEDGE DOCUMENT" shall mean and include (i) each Designated Hedge Agreement to which the Borrower is now or may hereafter become a party, and (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Borrower is now or may hereafter become a party.

         "DESIGNATED HEDGE DOCUMENT OBLIGATIONS" shall mean and include all obligations and liabilities owing by the Borrower under all existing and future Designated Hedge Documents, in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, any Designated Hedge Document, including any such amounts which, but for any automatic stay under section 362(a) of the Bankruptcy Code, would become due.

         "DEVCO" shall mean HCR/Alterra Development, LLC, a Delaware limited liability company, and its successors and assigns.

         "EVENT OF DEFAULT" shall mean (i) any Event of Default under, and as defined in, the Credit Agreement, (ii) any Event of Default under, and as defined in, any Designated Hedge Document, and (iii) if the term Event of Default is not defined in any particular Designated Hedge Document, any payment default by the Borrower thereunder beyond any applicable grace period provided therein.

         "GUARANTEED DOCUMENTS" shall mean and include (i) the Credit Agreement, the Notes and the other Credit Documents to which the Borrower is now or may hereafter become a party, and (ii) each Designated Hedge Agreement and other Designated Hedge Document to which the Borrower is now or may hereafter become a party.

         "GUARANTEED OBLIGATIONS" shall mean and include the Credit Document Obligations and the Designated Hedge Document Obligations.

         "INDEBTEDNESS" of any person shall mean without duplication:

               (i)    all indebtedness of such person for borrowed money;

               (ii) all bonds, notes, debentures and similar debt securities of such person;

               (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

               (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

               (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

               (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

               (vii)  all Capitalized Lease Obligations of such person;

               (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;



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               (ix)   the amount which represents 8 times the annual
         Consolidated Rental Expense of all Operating Leases of real property and/or improvements which have a remaining fixed term of at least one year (other than any such lease which is a Synthetic Lease);

               (x) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

               (xi)   all net obligations of such person under Hedge Agreements;

               (xii) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

               (xiii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

               (xiv)  all Contingent Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "REDEEMABLE STOCK" shall mean with respect to any person which is a corporation, any capital stock of such corporation, and with respect to any person which is not a corporation, any equity interests of such person which are similar to capital stock, in each case that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest date when any Loans could mature under section 2.7 of the Credit Agreement; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest date when any Loans could mature under section 2.7 of the Credit Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "SUBORDINATED INDEBTEDNESS" shall mean

               (i) the Guarantor's $143,750,000 aggregate original principal amount of 5.25% convertible subordinated debentures due December 15, 2002;

               (ii) the Guarantor's $50,000,000 aggregate original principal amount of 7.00% convertible subordinated debentures due June 1, 2004;

               (iii) the Guarantor's $35,000,000 aggregate original principal amount of 6.75% convertible subordinated debentures due June 30, 2006;

               (iv) any other Indebtedness which (x) matures on a date later than the latest maturity date of any Loans which could be made under the Credit Agreement (assuming the exercise of any extension options provided in the Credit Agreement), (y) does not provide for a sinking fund or mandatory prepayment on any specified date or dates prior to such latest maturity date, and (z) is subject to subordination provisions no less



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         favorable to the Creditors than those contained in any of the indentures related to the Subordinated Indebtedness described in the foregoing clauses (i), (ii) and (iii); and

               (v) any other Indebtedness which has been subordinated to the obligations of the Guarantor hereunder in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Guarantor.

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Guarantor then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Guaranty indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

         "TOTAL PROJECT COSTS" shall mean the total for all Projects of all items of costs and expense incurred in connection with the development, construction and leasing-up of the Projects, including, without limitation, (i) all items of cost that would normally be capitalized as a component of the cost of the Projects together with related pre-opening and start-up costs and losses;
(ii) direct cost (including costs of employees of the Guarantor assigned to any Project) associated with performing market research, development and construction management services, professional fees paid to third parties, and amounts paid under construction contracts (including costs related to the general condition of a construction project); (iii) to the extent the Guarantor shall advance funds toward the development, construction or leasing-up of any Project, the Guarantor's imputed construction period interest; (iv) interest, fees and expenses related to debt financing for such Project; (v) contingency reserves and (vi) Developer Fees.

         2     GUARANTY BY THE GUARANTOR, ETC. (A) GUARANTY OF PAYMENT. The
Guarantor hereby irrevocably and unconditionally guarantees:

               (i) to the Administrative Agent and the Lenders the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Credit Document Obligations of the Borrower; and

               (ii) to each Designated Hedge Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Designated Hedge Document Obligations of the Borrower.

Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrower, or any other action, occurrence or circumstance whatsoever. If an Event of Default shall occur and be continuing under the Credit Agreement or any payment default shall occur and be outstanding under any Designated Hedge Document, the Guarantor will, within ten Business Days following its receipt of written notice from the Administrative Agent demanding payment hereunder, pay to the Administrative Agent, for the benefit of the Creditors, in immediately available funds, at the Payment Office of the Administrative Agent, such amount of the Guaranteed Obligations as the Administrative Agent shall specify in such notice.


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         (B)   GUARANTY OF PERFORMANCE. In addition to the foregoing, the
Guarantor also irrevocably and unconditionally guarantees that each of the terms, conditions, covenants and agreements of the Borrower under the Credit Agreement, and of the Borrower under the other Guaranteed Documents, will be duly and punctually performed and observed strictly in accordance with the terms thereof and that if for any reason whatsoever the Borrower shall fail to do so, the Guarantor shall duly and punctually perform and observe, or cause the Borrower to duly and punctually perform and observe, the same. Such guaranty is an absolute, unconditional, present and continuing guaranty of performance and is in no way conditioned or contingent upon any attempt to enforce performance by the Borrower, or any other act, occurrence or circumstance whatsoever.

         (C) INSOLVENCY OF BORROWER, ETC. In addition to the foregoing, the Guarantor unconditionally and irrevocably guarantees to the Creditors the payment of any and all Guaranteed Obligations of the Borrower, whether or not due or payable by the obligor thereon, upon the occurrence in respect of the Borrower or other applicable obligor of any bankruptcy or insolvency proceeding or case under the Bankruptcy Code, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Administrative Agent, for the benefit of the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Guaranteed Documents governing such Guaranteed Obligations.

         (D) IF AMOUNTS OWED BY BORROWER NOT RECOVERABLE, ETC. As a separate, additional and continuing obligation, the Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from the Borrower or other applicable obligor for any reason whatsoever (including, without limitation, by reason of any provision of any Guaranteed Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Administrative Agent, any other Creditor, any of their respective Affiliates, or any other person, the Guarantor, as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Guaranteed Documents.

         (E) FULL DIRECT ENFORCEMENT. The Guarantor understands, agrees and confirms that the Administrative Agent and the other Creditors may enforce this Guaranty against the Guarantor up to the full amount of the Guaranteed Obligations, SUBJECT to the effect of section 5 hereof, and that such enforcement against the Guarantor may be effected without proceeding against the Borrower or other person, against any security for all or any portion of the Guaranteed Obligations, or under any other guaranty covering all or any portion of the Guaranteed Obligations.

         (F) PAYMENTS BY GUARANTOR. All payments by the Guarantor under this Guaranty shall be made to the Administrative Agent, for the benefit of the Creditors, in such currency and otherwise in such manner as is provided in the Guaranteed Documents to which such payments relate.

         3     SUBORDINATION. (a) Any Indebtedness or other liabilities or obligations of the Borrower now or hereafter held by or owed to the Guarantor (collectively, "SUBORDINATED OBLIGATIONS") is hereby subordinated to the Indebtedness of the Borrower to any of the Creditors; and such Subordinated Obligations of the Borrower to the Guarantor, if the Administrative Agent, after an Event of Default has occurred so requests, shall be collected, enforced and received by the Guarantor as trustee for the Creditors and be paid over to the Administrative Agent, for the benefit of the Creditors, on account of the Indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any Subordinated Obligation of the Borrower to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

         (b) If and to the extent that the Guarantor makes any payment to the Administrative Agent or any other Creditor or to any other person pursuant to or in respect of this Guaranty, any reimbursement or similar claim which the Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior termination of the Total Commitment and indefeasible payment in full of all Guaranteed Obligations then or thereafter owed to the Administrative Agent and the other Creditors.

         4     GUARANTOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the
Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim the Guarantor may have against the Borrower or any other person, including, without limitation, the Administrative Agent, any other Creditor, any of their respective Affiliates, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Guaranteed Obligations, including, without limitation:

               (1) any increase in the amount of the Guaranteed Obligations outstanding from time to time, SUBJECT to the provisions of section 5;

               (2) SUBJECT to the provisions of section 5, any increase in any interest rate, Fee or other amount applicable to any portion of the Guaranteed Obligations or otherwise payable under any Guaranteed Document;

               (3) any direction as to the application of any payment by the Borrower or by any other person;

               (4) any incurrence of additional Guaranteed Obligations, SUBJECT to the provisions of section 5, at any time or under any circumstances, including, without limitation, (x) during the continuance of a Default or Event of Default, (y) at any time when all conditions to such incurrence have not been satisfied, or (z) in excess of borrowing base, sublimit or other similar or dissimilar limitations contained in the Credit Agreement or any of the other Guaranteed Documents;

               (5) any renewal or extension of the time for payment or maturity of any of the Guaranteed Obligations, or any amendment or modification of, or addition or supplement to, or deletion from, the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to the Borrower or any other person, or any part thereof, or any assignment, transfer or other disposition of any thereof;

               (6) any failure of the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to the Borrower or any other person, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms, or any irregularity in the form of any Guaranteed Document;

               (7) any failure on the part of the Borrower or any other person to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement;

               (8) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence, any failure to mitigate damages or marshall assets, or any election of remedies) under or in respect of (x) the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or (y) any obligation or liability of the Borrower or any other person;

               (9) any exercise or non-exercise of any right, power or remedy under or in respect of the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or any such obligation or liability, including, without limitation, (x) any failure of the Administrative Agent or any other Creditor to give notice of any Default or Event of Default under any Guaranteed Document, or to advance funds for the protection or preservation of, or provision of insurance for, or payment of taxes on, any property which is collateral security for any of the Guaranteed Obligations, and (y) any act or failure to act on the part of the Administrative Agent or any other Creditor, in any manner referred to in this Guaranty, or otherwise, which may deprive the Guarantor of its right to (A) subrogation against the Borrower to recover full reimbursement or indemnity for any payments made pursuant to this Guaranty, or (B) contribution from any other surety for any such payments made by it, or which otherwise may adversely affect the amount recoverable upon the exercise of any such right of subrogation or contribution;

               (10) any application of any amounts by whomsoever paid or howsoever realized to the Guaranteed Obligations or any other liabilities owed to the Administrative Agent or any other Creditor, regardless of the order or priority of any such application, and regardless of what liabilities of the Borrower or any other person remain unpaid;

               (11) any settlement or compromise of any of the Guaranteed Obligations, any security therefor or guaranty thereof;

               (12) any payment made to the Administrative Agent or any other Creditor on the Guaranteed Obligations which the Administrative Agent or any other Creditor repays, returns or otherwise restores to the Borrower or any other applicable obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding;

               (13) any subordination of any of the claims of the Administrative Agent or any other Creditor to any claims of any creditors of the Borrower or any other person, or any subordination of any liens or security interests in favor of the Administrative Agent or any other Creditor to any liens or security interests of any other person;

               (14) any sale, exchange, release, surrender or foreclosure of, or any realization upon, or other dealing with, in any manner and in any order, any property, rights or interests by whomsoever at any time granted, assigned, pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations, or any other liabilities or obligations (including any of those hereunder), or any portion of any thereof;

               (15) the existence of any right of setoff, offset or banker's lien, or any failure to exercise rights in respect thereof, or any release thereof;

               (16) any furnishing of any new or additional security or any new or additional guaranty to or for the benefit of any Creditor, or any acceptance thereof;

               (17) any release of any security or any guaranty by or at the direction of the Administrative Agent or any other Creditor, or any release or discharge of, or limitation of recourse against, any person furnishing any security or guaranty;

               (18) any limitation on any person's liability or obligation under the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or any such obligation or liability, or any termination, cancellation, avoidance, commercial or other frustration, impracticability, invalidity, unenforceability or ineffectiveness, in whole or in part, of the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement or any such obligation or liability or any term or provision of any thereof;

               (19) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to the Borrower or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of the Borrower, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshaling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding;

               (20) any disallowance or limitation of any claim of the Administrative Agent, any other Creditor, or any other person, in any such proceeding;

               (21) any change in the ownership of all or any part of the capital stock of, or other equity interests in, the Borrower, any of its Affiliates, or any other person, or any merger or consolidation involving the Borrower, any of its Affiliates, or any other person, or any purchase, acquisition, sale, lease or disposition by the Borrower, any of its Affiliates, or any other person, of any assets or properties;

               (22) any breach by the Borrower of any of its representations or warranties contained in any of the Guaranteed Documents or any other certificate or document executed and delivered in connection therewith;

               (23) any inability of the Borrower to create or incur any Subordinated Indebtedness or other Indebtedness, or the existence of any contractual or other restriction upon the ability of the Borrower to issue and sell shares of its capital stock, to purchase, sell, lease or otherwise dispose of assets, to incur Subordinated Indebtedness or other Indebtedness, or to otherwise conduct its business affairs;

               (24) any assignment, transfer or other disposition, in whole or in part, by the Borrower or any other person of its interest in any of the property, rights or interests constituting security for all or any portion of the Guaranteed Obligations or any other Indebtedness, liabilities or obligations;

               (25) any failure of any of the Credit Documents, or any other agreement or instrument securing all or any portion of the Guaranteed Obligations, to effectively subject any property, rights or interests to any liens or security interests purported to be granted or created thereby, or any failure of any such liens or security interests to be or become perfected or to establish or maintain the priority over other liens and security interests contemplated thereby;

               (26) any condemnation or taking of, or any encumbrance on or interference with any use of, or any damage to, or any destruction of, any such property, or any part thereof or interest therein;

               (27) any lack of notice to, or knowledge by, the Guarantor of any of the matters referred to above; and/or

               (28) any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing, which could or might constitute a defense available to, or a discharge of the obligations of, a guarantor or other surety.

         5     LIMITATION ON OBLIGATIONS OF GUARANTOR. (a) Notwithstanding
anything to the contrary contained in this Guaranty, no Loans which have been prepaid or repaid and then re-borrowed shall be covered by the Guarantor's guaranty and other obligations under section 2 of this Guaranty unless such re-borrowing is consented to in writing by the Guarantor, PROVIDED that this clause shall not apply to the prepayment or repayment, and contemporaneous re-borrowing, of any Loans effected solely to accommodate the joinder in the Credit Agreement of the additional Lender providing the Incremental Commitment, as contemplated by section 2.1(f) of the Credit Agreement, and no (i) increase in the maximum aggregate principal amount of the Loans above $75,000,000; (ii) increases in the interest rate or rates applicable to the Loan, other than fluctuations in the Prime Rate or Applicable LIBOR Rate or a change to the Default Rate pursuant to the terms of the Notes or Credit Agreement; or (iii) changes in the maturity dates of the Loans, unless extended pursuant to Section
2.7 of the Credit Agreement or unless accelerated by the Administrative Agent pursuant to the terms of the Credit Agreement, shall be binding upon the Guarantor for purposes of this Guaranty unless such increases or changes are consented to in writing by the Guarantor.

         (b) Notwithstanding anything to the contrary contained in this Guaranty, the Guarantor's guaranty and other obligations under section 2 of this Guaranty shall be limited to the sum of:

               (i)    100% of the Credit Document Obligations; and

               (ii) such portion, not in excess of 100%, of the Designated Hedge Document Obligations, as the Administrative Agent determines will not result in the Guarantor's guaranty and other obligations under section 2 of this Guaranty in respect of all of the Guaranteed Obligations, exclusive of interest on the Notes issued by the Borrower under the Credit Agreement, exceeding 85% of the result obtained by subtracting from the Total Project Costs the sum of (x) the then outstanding principal balance of all loans made by the Guarantor to the Borrower the proceeds of which are actually applied to the Total Project Costs, plus (y) all capital contributions made by the Guarantor to the Borrower pursuant to the terms of the Company Equity Documents and Company Capitalization Documents.

In no event shall the provisions of this section 5 limit, impair or otherwise affect the ability of the Administrative Agent to apply monies or other proceeds of enforcement in accordance with section 10.3 of the Credit Agreement.

         6     WAIVERS.  The Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Guaranty are concerned, (i) notice of any of the matters referred to in section 4 unless notice is specifically required under the Credit Documents, (ii) all notices required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any Guaranteed Obligation, notice of acceptance of this Guaranty, notice of the incurrence of any Guaranteed Obligation, notice of any failure on the part of the Borrower or any other person to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document or any other agreement or instrument to which the Borrower or any other person is a party, or notice of the commencement of any proceeding against any other person or any of its property or assets unless notice is specifically required under the Credit Documents, (iii) any right to the enforcement, assertion or exercise against the Borrower or against any other person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, the other Guaranteed Documents or any other agreement or instrument, (iv) any requirement that the Guarantor be joined as a party to any proceedings against the Borrower or any other person for the enforcement of any term or provision of the Credit Agreement, the other Guaranteed Documents or any other agreement or instrument, and (v) the provisions of Nev. Rev. Stat. 40.430, the "one action rule" and any amendments or successor statutes thereto, and the Guarantor understands and acknowledges that demand upon and an action against the Guarantor to pay the indebtedness, if secured by a mortgage or lien upon real property, may, at the sole and absolute option of the Collateral Agent, be initiated against the Guarantor as a separate and independent action apart from the action initiated to recover the indebtedness or obligation secured by said mortgage or lien upon real property.

         7     SUBROGATION RIGHTS. Until such time as the Guaranteed Obligations have been paid in full in cash and otherwise fully performed and the Total Commitment under the Credit Agreement has been terminated, the Guarantor hereby agrees not to assert any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under section 509 of the Bankruptcy Code, or otherwise) to the claims of the Administrative Agent and/or the other Creditors against the Borrower or any other guarantor of or surety for the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Guaranty.

         8     SEPARATE ACTIONS. A separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other person, including the Borrower, and whether or not any other person, including the Borrower be joined in any such action or actions.

         9     GUARANTOR FAMILIAR WITH BORROWER'S AFFAIRS, ETC. The Guarantor
confirms that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Guaranty, and that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement, the other Credit Documents and this Guaranty and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. The Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Borrower and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Administrative Agent or any other Creditor or any other person acting on behalf of the Administrative Agent or any other Creditor as to such creditworthiness. The Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and any circumstances affecting (i) the Borrower's ability to perform its obligations under the Credit Agreement and the other Guaranteed Documents to which it is a party, or (ii) any collateral securing, or any other guaranty for, all or any part of the Borrower's payment and performance obligations thereunder; and the Guarantor further agrees that the Administrative Agent and the other Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or the risks the Guarantor undertakes in this Guaranty.

         10    COVENANT NOT TO CAUSE EVENTS OF DEFAULT UNDER CREDIT AGREEMENT,
ETC. The Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with section 25 hereof, the Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of the Guarantor or any of its Subsidiaries.

         11    REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Administrative Agent and each of the other Creditors that:

               (a) ORGANIZATION AND CORPORATE POWER AND AUTHORITY. The Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. The Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party.

               (b) CREDIT DOCUMENTS. The Guarantor has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of the Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

               (c) NO CONFLICTS, ETC. Neither the execution, delivery and performance by the Guarantor of the Credit Documents to which the Guarantor is party nor compliance with the terms and provisions thereof
         (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Guarantor or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Lien created pursuant to the Credit Documents) upon any of the property or assets of the Guarantor pursuant to the terms of any material promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which the Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject, or
         (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter or organizational documents of the Guarantor.

               (d) NO GOVERNMENTAL APPROVALS, ETC. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Guarantor of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which the Guarantor is a party, other than filings and recordings necessary to establish or perfect any security interests or other Liens created pursuant to the Credit Documents.

               (e) LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Guarantor, threatened with respect to the Guarantor which question the validity or enforceability of any of the Credit Documents to which the Guarantor is a party, or of any action to be taken by the Guarantor pursuant to any of the Credit Documents to which it is a party.

               (f) FINANCIAL STATEMENTS, ETC. The Guarantor has furnished to the Lenders and the Administrative Agent complete and correct copies of
         (1) the audited consolidated balance sheet of the Guarantor and its consolidated subsidiaries as of December 31, 1997 and December 31, 1998, and the related audited consolidated statements of income, shareholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of the Guarantor's independent accountants; and (2) the unaudited condensed consolidated balance sheets of the Guarantor and its consolidated subsidiaries as of June

         30, 1999, and the related unaudited condensed consolidated statements of income and of cash flows of the Guarantor and its consolidated subsidiaries for the fiscal quarter or quarters then ended, as contained in the Form 10-Q Quarterly Report of the Guarantor filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Guarantor and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to the absence of footnotes and to normal year-end or audit adjustments which the Guarantor reasonably believes will not involve a Material Adverse Effect.

               (g) NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the condition, business or affairs of the Guarantor and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, which, in the aggregate, have not had or could not reasonably be expected to have, a Material Adverse Effect.

               (h) ANNUAL REPORT ON FORM 10-K. The Guarantor has delivered or caused to be delivered to the Lenders prior to the Effective Date a copy of the Guarantor's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended December 31, 1998, which contains a general description of the business and affairs of the Guarantor and its Subsidiaries.

               (i) CONFIDENTIAL INFORMATION MEMORANDUM; FINANCIAL PROJECTIONS. The Guarantor has delivered or caused to be delivered to the Lenders prior to the Effective Date (1) a confidential information brochure dated April 1999, as supplemented by a Summary of Terms and Conditions distributed May 28, 1999, prepared by the Administrative Agent (with assistance from the Guarantor) which contains information with respect to the business, properties and operations of the Guarantor and its Subsidiaries (the "CONFIDENTIAL INFORMATION MEMORANDUM"), and (2) financial projections prepared by management of the Guarantor for (x) the Guarantor and its Subsidiaries for the fiscal years 1999-2001, and (y) the Borrower, which are included as part of the Confidential Information Memorandum (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Guarantor in good faith after taking into account historical levels of business activity of the Guarantor and its Subsidiaries, the particular Projects to be developed for the Borrower, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Guarantor and its Subsidiaries to be pertinent thereto; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Guarantor's or the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Guarantor at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

               (j) CONSIDERATION FOR GUARANTY; SOLVENCY. The Guarantor has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Guarantor has incurred to the Administrative Agent and the other Creditors under this Guaranty and the other Credit Documents to which the Guarantor is a party. The Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature. The Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts. The Guarantor is not entering into this Guaranty or any other Credit Documents to which it is a party with the intent to hinder, delay or defraud its creditors.

               (k) TAX RETURNS AND PAYMENTS. Each of the Guarantor and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Guarantor and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Guarantor knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Guarantor and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

               (l) COMPLIANCE WITH ERISA. Compliance by the Guarantor with the provisions hereof and the making of the Loans contemplated by the Credit Documents will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Guarantor and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (A) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iii) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Guarantor or any ERISA Affiliate in respect thereof. Neither the Guarantor nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Guarantor nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

               (m) INVESTMENT COMPANY ACT, ETC. Neither the Guarantor nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

               (n) YEAR 2000 COMPUTER MATTERS. (i) The Guarantor and its Subsidiaries have (A) conducted a comprehensive review and assessment of all areas of their business that could be adversely affected by the "Y2K ISSUE" (that is, the risk that computer applications used by the Guarantor and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), which review and assessment has included, without limitation written inquiry of each of the Guarantor's and its Subsidiaries' key suppliers, vendors and customers with whom there is regular electronic communication via access to computer networks or systems, (B) developed a detailed plan and timeline for addressing the Y2K issue, including linkages with, and programming changes to be made by, key suppliers, vendors and customers, on a timely basis, and (C) to date, implemented that plan in accordance with that timetable.

               (ii) Based on such review and program, (A) the Guarantor reasonably believes that the Y2K issue is not reasonably likely to have a Material Adverse Effect, (B) the Guarantor reasonably anticipates that all computer applications that are material to its business and the business of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (i.e., be "Y2K COMPLIANT"), and (C) the Guarantor reasonably believes that each of such key suppliers, vendors and customers will on a timely basis be Y2K compliant in all material respects which affect the Guarantor or any of its Subsidiaries.

               (o) TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Guarantor or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Guaranty or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 11(i) hereof), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Guarantor is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the date hereof, there is no fact known to the Guarantor or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.

         12. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with section 25 hereof:

               (a) REPORTING REQUIREMENTS. The Guarantor will furnish to each Lender and the Administrative Agent:

                      (i) ANNUAL CONSOLIDATED FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Guarantor, the consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Guarantor, which opinion shall be unqualified and shall
               (A) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Guarantor and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

                      (ii) QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Guarantor and within 90 days after the close of the last quarterly accounting period in each fiscal year of the Guarantor, the unaudited condensed consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated and consolidating statements of income and of cash flows for such quarterly period and for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Guarantor by the Chief Financial Officer or other Authorized Officer of the Guarantor, subject to changes resulting from normal year-end or audit adjustments.

                      (iii) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 12(a)(i) and (ii), a certificate on behalf of the Guarantor of the Chief Financial Officer or other Authorized Officer of the Guarantor to the effect that, to the best knowledge of the Guarantor, no Default or Event of Default (including, without limitation pursuant to section 10.1 of the Credit Agreement) exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, and which certificate shall set forth the calculations required to establish compliance with the provisions of sections 13(b), (c), (d) and (e) of this Guaranty.

                      (iv) NOTICE OF DEFAULT OR LITIGATION, ETC. Promptly, and in any event within three Business Days, in the case of clause (A) below, or five Business Days, in the case of clause
               (B) below, after the Guarantor or any of its Subsidiaries obtains knowledge thereof, notice of

                           (a)  the occurrence of any event which
                    constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Guarantor proposes to take with respect thereto, and

                           (b)  any litigation or governmental or
                    regulatory proceeding pending against the Guarantor, or any of its Subsidiaries, or the Borrower, which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of the Guarantor or the Borrower to perform its obligations hereunder or under any other Credit Document.

                    (v) AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls or financial reporting practices or policies which is submitted to the Guarantor by its independent accountants in connection with any annual audit made by them of the books of the Guarantor.

                    (vi) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all annual, quarterly or current reports that the Guarantor or any of its Subsidiaries files with the SEC. In addition, the Guarantor shall cause LiveEdgar(TM) or another third party service bureau regularly offering such "watch" services to promptly notify via e-mail a representative designated by the Administrative Agent of all registration statements filed with the SEC by the Guarantor or any of its Subsidiaries.

                    (vii) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Guarantor or any of its Subsidiaries as any Creditor may reasonably request from time to time.

               (b) BOOKS, RECORDS AND INSPECTIONS. The Guarantor will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor or such Subsidiaries, as the case may be, in accordance with GAAP; and
         (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Guarantor, officers and designated representatives of the Administrative Agent or any of the other Creditors to visit and inspect any of the properties or assets of the Guarantor and any of its Subsidiaries in whomsoever's possession (but only to the extent the Guarantor or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Guarantor and any of its Subsidiaries and to make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Guarantor and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the other Creditors may request.

               (c) INSURANCE. The Guarantor will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Guarantor and its Subsidiaries at the date hereof, and (ii) forthwith upon any Creditor's written request, furnish to such Creditor such information about such insurance as such Creditor may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Creditor and certified by an Authorized Officer of the Guarantor.

               (d) PAYMENT OF TAXES AND CLAIMS. The Guarantor will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Guarantor or any of its Subsidiaries; PROVIDED that neither the Guarantor nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Guarantor will not be considered to be in default of any of the provisions of this sentence if the Guarantor or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Guarantor and its Subsidiaries considered as an entirety.

               (e) CORPORATE FRANCHISES. The Guarantor will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 12(e) shall be deemed to prohibit
         (i) any transaction permitted by section 13(a); (ii) the termination of existence of any Subsidiary if (1) the Guarantor determines that such termination is in its best interest and (2) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (f) GOOD REPAIR. The Guarantor will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

               (g) COMPLIANCE WITH STATUTES, ETC. The Guarantor will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws), other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect on the Guarantor.

               (h) INFORMATION CONCERNING DEVCO. The Guarantor will furnish to the Lenders, promptly after the same become available, copies of all quarterly and annual financial statements of Devco, together with a certificate on behalf of the Guarantor of the Chief Financial Officer or other authorized officer of the Guarantor dated as of the date of any such financial statements, certifying to the best knowledge of the Guarantor, the extent of the equity interests in Devco and each joint venture arrangement in which Devco participates held by persons who are not Affiliates of the Guarantor and the outstanding amount of Indebtedness of Devco or such joint venture which has been guaranteed by the Guarantor, together with such information as may be reasonably requested by the Collateral Agent related to such financial statements.

               (i)    SENIOR DEBT. The Guarantor will at all times ensure that
         (i) the claims of the Creditors hereunder will not be subordinate to, and will in all respects rank prior to the claims of every senior unsecured creditor of the Guarantor, and (ii) any Indebtedness subordinated in any manner to the claims of any other senior secured or unsecured creditor of the Guarantor will be subordinated in like manner to such claims of the Creditors.

         13. NEGATIVE COVENANTS. The Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with section 25 hereof:

               (a) CONSOLIDATION, MERGER, OR SALE OF ASSETS, ETC. Without the prior written consent of the Administrative Agent (acting on the instruction of the Required Lenders), the Guarantor shall not consolidate with or merge into or with any other person, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any person, or permit any person or persons acting in concert, together with any Affiliates thereof, to in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding stock of the Guarantor (any such transaction a "CHANGE OF CONTROL"); provided that a Change of Control of the Guarantor resulting from (A) a sale, issuance or transfer of any stock in the Guarantor, of (B) a merger, consolidation, reorganization or other business combination involving the Guarantor shall be permitted (any such transaction a "PERMITTED TRANSACTION") PROVIDED that

                      (1) after the Permitted Transaction the Consolidated Net Worth of the Guarantor or its successor entity, on a consolidated basis, is at least equal to the Consolidated Net Worth of the Guarantor immediately prior to such Permitted Transaction, and after the Permitted Transaction all other financial covenants contained herein shall remain satisfied;

                      (2) the Guarantor or its successor entity (or the Guarantor's or such successor entity's parent corporation) is, at the time of or immediately after such transaction, a publicly held corporation;

                      (3) the successor entity (if other than the Guarantor) expressly assumes in writing all of the Guarantor's past, current and future obligations and liabilities under this Guaranty, the Environmental Indemnity Agreement and each other Credit Document to which the Guarantor is a party pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and provides reasonable assurance to the Lenders of the intent of such successor entity to maintain continuity of the Guarantor's management following such Change of Control and provides such persons such certificates and legal opinions with respect to matters related to the Permitted Transaction, and the assumption of such obligations, as such persons shall reasonably require;

                      (4) either of the following items (i) or (ii) is complied with:

                             (i)     the Permitted Transaction involves a
               company in the healthcare or hospitality business; or

                             (ii) the Permitted Transaction involves a company with a minimum senior unsecured debt rating of at least "BBB" from S&P or Baa2 from Moody's; and

                      (5) no Event of Default has occurred and is continuing or would result therefrom.

               (b) MINIMUM CONSOLIDATED NET WORTH. The Guarantor will not permit its Consolidated Net Worth at any time to be less than $150,000,000, EXCEPT that

                      (i) effective as of the end of the Guarantor's fiscal quarter ended June 30, 1999, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Guarantor for the two fiscal quarters ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit);

                      (ii) effective as of the end of the Guarantor's fiscal quarter ended September 30, 1999, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Guarantor for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit);

                      (iii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Guarantor after December 31, 1998 (other than any sale or issuance to any Subsidiary or to management or employees pursuant to employee benefit plans of general application);

                      (iv) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of (x) the principal amount of Indebtedness or (y) the higher of stated value or liquidation value of Redeemable Stock, as the case may be, which Indebtedness or Redeemable Stock is converted or exchanged after December 31, 1998 into common stock of the Guarantor or any of its Subsidiaries; and

                      (v) he foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to December 31, 1998 as consideration in any Acquisition.

               (c) RATIO OF CONSOLIDATED SENIOR INDEBTEDNESS TO CONSOLIDATED TOTAL CAPITALIZATION. The Guarantor will not at any time permit the ratio of (i) its Consolidated Senior Indebtedness at such time, to (ii) its Consolidated Total Capitalization at such time, expressed as a percentage, to exceed 80.00%.

               (d) INTEREST COVERAGE RATIO. The Guarantor will not permit the ratio of (i) its Consolidated EBIT for any Testing Period, to (ii) its Consolidated Interest Expense for such Testing Period, to be less than
         1.85 to 1.00 for any Testing Period ending on or prior to June 30, 2000, or thereafter, less than 1.95 to 1.00 for any Testing Period ending on or before December 31, 2000, or thereafter, less than 2.10 to
         1.00 for any Testing Period ending on or before June 30, 2001, or less than 2.25 to 1.00 for any Testing Period ending thereafter.

               (e) LEASE AND DEBT SERVICE COVERAGE RATIO. The Guarantor will not permit the ratio of (i) its Consolidated EBITDAR for any Testing Period, to (ii) its Consolidated Lease and Debt Service Charges for such Testing Period, to be less than 1.25 to 1.00.

               (f)    INTENTIONALLY OMITTED.

               (g) TRANSACTIONS WITH AFFILIATES. The Guarantor will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Guarantor, any Subsidiary, and in the case of a Subsidiary, the Guarantor or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Guarantor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT agreements and transactions with and payments to officers, directors and shareholders and other Affiliates which are either (i) entered into in the ordinary course of business and not prohibited by any of the provisions of this Guaranty, or (ii) entered into outside the ordinary course of business, approved by the directors or shareholders of the Guarantor, and not prohibited by any of the provisions of this Guaranty.

         14. CONTINUING GUARANTY; REMEDIES CUMULATIVE, ETC. This Guaranty is a continuing guaranty, all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon, and this Guaranty shall remain in full force and effect until terminated as provided in section 25 hereof. No failure or delay on the part of the Administrative Agent or any other Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any other Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for the Administrative Agent or any other Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or Affiliates or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         15. ENFORCEMENT EXPENSES. The Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent or any of the other Creditors).

         16. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the other Creditors and their successors and assigns.

         17. AMENDMENTS AND WAIVERS. Neither this Guaranty nor any provision hereof may be amended, waived or otherwise modified except with the written consent of (i) the Administrative Agent, acting with the written consent of the Required Lenders (or to the extent required by section 12.13 of the Credit Agreement, with the written consent of each Lender); and (ii) the Guarantor; PROVIDED, HOWEVER, that no such amendment, waiver or modification shall be made to the definitions of the terms "Credit Document Obligations", "Designated Hedge Document Obligations" or "Guaranteed Obligations", or to section 2, section 3, this section 17 or section 25, without the consent of each Creditor adversely affected thereby, and PROVIDED FURTHER that any amendment, waiver or other modification affecting the rights and benefits of a single Class of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Creditors. For the purpose of this Guaranty, the term "CLASS" shall mean each class of Creditors, I.E., whether (x) the Administrative Agent and the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Document Obligations. For the purpose of this Guaranty, the term "REQUISITE CREDITORS" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Designated Hedge Document Obligations, the holders of at least 51% of all Designated Hedge Document Obligations outstanding from time to time under the Designated Hedge Documents.

         18. HEADINGS DESCRIPTIVE. The headings of the several sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

         19. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Creditor is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Creditor under this Guaranty, irrespective of whether or not the Administrative Agent or such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the Guarantor after any such set off and application, PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set off and application.

         21. NOTICES. All notices requests, demands or other communications pursuant hereto shall be made in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Guarantor, at 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005, attention Mark Ohlendorf, Senior Vice President, Finance (telephone: (414) 641-7432; facsimile: (414) 789-6182), with a courtesy copy to the Borrower at its address provided in or pursuant to the Credit Agreement; if to the Administrative Agent or any Lender, at its address provided in or pursuant to the Credit Agreement; if to any Designated Hedge Creditor, at its address provided in or pursuant to the Designated Hedge Agreement to which it is a party; or in any case at such other address as any of the persons listed above may hereafter notify the others in writing. All such notices and communication shall be mailed, telegraphed, telexed, facsimile transmitted, or cabled or sent by overnight courier, and shall be effective when received.

         22. REINSTATEMENT. If claim is ever made upon the Administrative Agent or any other Creditor for recission, repayment, recovery or restoration of any amount or amounts received by the Administrative Agent or any other Creditor in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (x) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (y) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), THEN and in such event (i) any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, (ii) the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by any such payee, and (iii) this Guaranty shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.

         23. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE ADMINISTRATIVE AGENT, THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF OHIO. Any legal action or proceeding with respect to this Guaranty may be brought in the Courts of the State of Ohio, or of the United States of America for the Northern District of Ohio, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, return receipt requested, to the Guarantor at its address provided herein, such service to become effective 30 days after such mailing, or such earlier time as may be provided by applicable law. Nothing herein shall affect the right of the Administrative Agent or any of the other Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

         (b) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document or Guaranteed Document brought in the courts referred to in section 23(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER CREDITOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS, ANY OTHER GUARANTEED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         24. FULL RECOURSE OBLIGATIONS; EFFECT OF FRAUDULENT TRANSFER LAWS, ETC. It is the desire and intent of the Guarantor, the Administrative Agent and the other Creditors that this Guaranty shall be enforced as a full recourse obligation of the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of the Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of the Guarantor's liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced AB INITIO to that maximum amount which would be permitted without causing the Guarantor's obligations hereunder to be so invalidated.

         25. TERMINATION. This Guaranty will terminate when (i) the Total Commitment has terminated and all Loans and other Guaranteed Obligations (other than unasserted indemnity obligations) have been paid in full; or (ii) following any request or demand by the Administrative Agent, the Guarantor shall have paid to the Administrative Agent in full the maximum amount which the Administrative Agent shall be entitled to recover from the Guarantor under sections 2 and 15 hereof, SUBJECT to the effect of section 5 hereof. Upon or following termination of this Guaranty, the Administrative Agent, at the request and expense of the Borrower and/or the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

         26. ENFORCEMENT ONLY BY ADMINISTRATIVE AGENT. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Creditors, upon the terms of this

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

Guaranty. The Administrative Agent and the other Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of the Guarantor, as such.

         27. GENERAL LIMITATION ON CLAIMS BY GUARANTOR. No claim may be made by the Guarantor against the Administrative Agent or any other Creditor, or the Affiliates, directors, officers, employees, attorneys or agents of any of them, for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guaranty or any of the other Guaranteed Documents, or any act, omission or event occurring in connection therewith; and the Guarantor hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         28. ATTORNEYS, ACCOUNTANTS, ETC. OF CREDITORS HAVE NO DUTY TO GUARANTOR. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any other Creditor with respect to the transactions contemplated by the Guaranteed Documents shall have the right to act exclusively in the interest of the Administrative Agent or such other Creditor, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Guarantor, to any of its Affiliates, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Guarantor agrees, on behalf of itself and its Affiliates, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         29. CREDITORS NOT FIDUCIARY TO GUARANTOR, ETC. The relationship among the Guarantor and its Affiliates, on the one hand, and the Administrative Agent and the other Creditors, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the other Creditors have no fiduciary or other special relationship with the Guarantor or any of its Affiliates, and no term or provision of any Guaranteed Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         30. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

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


         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                                ALTERRA HEALTHCARE CORPORATION,
                                                      AS GUARANTOR



                                                BY:   /s/THOMAS E. KOMULA
                                                   ----------------------------
                                                      SENIOR VICE PRESIDENT



                                                KEY CORPORATE CAPITAL INC.,
                                                      AS ADMINISTRATIVE AGENT



                                                BY:   /s/DAVID A. MACVICAR
                                                   ----------------------------
                                                      VICE PRESIDENT





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